Exhibit 99.1

NEWS RELEASE

Westell Reports Fiscal 2019 Second Quarter Results
AURORA, IL, October 31, 2018 – Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of high-performance network infrastructure solutions, announced results for its fiscal 2019 second quarter ended September 30, 2018 (2Q19). Management will host a conference call to discuss 2Q19 results and plans for future growth tomorrow, Thursday, November 1, 2018, at 9:30 AM Eastern Time (details below).
Revenue was $10.1 million and comprised $3.6 million from the In-Building Wireless (IBW) segment, $2.6 million from the Intelligent Site Management (ISM) segment, and $3.8 million from the Communication Network Solutions (CNS) segment. Cash and short-term investments grew to $28.5 million at September 30, 2018, up from $25.8 million at June 30, 2018, driven by improved working capital, partly offset by an operating loss and share repurchases.
“We grew cash significantly and continued to exceed our gross margin target of 40% or greater. While 2Q19 sequential IBW and CNS segment revenues were up slightly, overall results were affected by lower ISM revenue from one of our larger customers,” said Stephen John, President and Chief Executive Officer. “We continue to aggressively pursue growth opportunities through organic initiatives, partnerships, and acquisitions. In 2Q19, we received initial customer orders and recognized our first revenue for the fiber access solutions we began developing in April of this year. In addition, our recently announced small cell product agreement positions us to expand in the market for private LTE networks using the emerging OnGo spectrum.”

	2Q19 3 months ended 9/30/18	1Q19 3 months ended 6/30/18	+ increase / - decrease
Revenue	$10.1M	$13.0M	-$2.9M
Gross Margin	41.5%	45.5%	-4.0%
Operating Margin	-17.4%	-1.2%	-16.2%
Net Income (Loss)	($1.7M)	($0.0M)	-$1.7M
Earnings (Loss) Per Share	($0.11)	($0.00)	-$0.11
Non-GAAP Operating Margin (1)	-6.2%	+8.6%	-14.8%
Non-GAAP Net Income (Loss) (1)	($0.5M)	$1.2M	-$1.7M
Non-GAAP Earnings (Loss) Per Share (1)	($0.03)	$0.08	-$0.11
Non-GAAP Adjusted EBITDA (1)	($0.5M)	$1.3M	-$1.8M
Ending Cash and ST Investments	$28.5M	$25.8M	+$2.7M
(1) Please refer to the schedule at the end of this press release for a complete GAAP to non-GAAP reconciliation and other information related to non-GAAP financial measures.

In-Building Wireless (IBW) Segment
IBW’s revenue was up slightly in 2Q19 when compared to 1Q19, driven primarily by higher sales of DAS conditioners and passive system components, partly offset by lower repeater revenue. IBW’s segment profit decrease was due primarily to the increased R&D expense associated with the OnGo small cell development.

($ in thousands)	2Q19 3 months ended 9/30/18	1Q19 3 months ended 6/30/18	+ increase / - decrease
IBW Segment Revenue	$3,646	$3,557	+$89
IBW Segment Gross Margin	46.4%	46.7%	-0.3%
IBW Segment R&D Expense	$867	$522	+$345
IBW Segment Profit	$825	$1,140	-$315

Intelligent Site Management (ISM) Segment
ISM’s revenue decrease was due primarily to lower product revenue as one major domestic customer spent significantly less on remote monitoring than in previous quarters, partly offset by increased support services revenue. ISM’s segment profit decrease was due to the lower revenue.

($ in thousands)	2Q19 3 months ended 9/30/18	1Q19 3 months ended 6/30/18	+ increase / - decrease
ISM Segment Revenue	$2,646	$5,744	-$3,098
ISM Segment Gross Margin	53.7%	51.3%	+2.4%
ISM Segment R&D Expense	$558	$569	-$11
ISM Segment Profit	$864	$2,379	-$1,515

Communication Network Solutions (CNS) Segment
CNS’s revenue increase was driven primarily by higher sales of integrated cabinets. CNS’s segment profit decrease was due primarily to a lower gross margin due to the revenue mix and slightly higher R&D expense related to product development activities for the fiber access solutions.

($ in thousands)	2Q19 3 months ended 9/30/18	1Q19 3 months ended 6/30/18	+ increase / - decrease
CNS Segment Revenue	$3,814	$3,736	+$78
CNS Segment Gross Margin	28.3%	35.5%	-7.2%
CNS Segment R&D Expense	$418	$341	+$77
CNS Segment Profit	$661	$984	-$323

Conference Call Information
Management will discuss financial and business results and plans for future growth during the quarterly conference call on Thursday, November 1, 2018, at 9:30 AM Eastern Time. Investors may quickly register online in advance of the call at https://www.conferenceplus.com/Westell. After registering, participants receive dial-in numbers, a passcode and a registration ID that is used to uniquely identify their presence and automatically join them into the audio conference. A participant may also register by telephone on November 1, 2018, by calling (877) 875-0056 no later than 8:15 AM Central Time (9:15 AM Eastern Time) and providing the operator confirmation number 47737770.

This news release and related information that may be discussed on the conference call will be posted on the Investor Relations section of Westell's website: http://ir.westell.com. A digital recording of the entire conference will be available for replay on Westell's website by approximately 12:00 PM Eastern Time following the conclusion of the conference.
About Westell Technologies
Westell is a leading provider of high-performance network infrastructure solutions focused on innovation and differentiation at the edge of communication networks where end users connect. The Company's portfolio of products and solutions enable service providers and network operators to improve performance and reduce operating expenses. With millions of products successfully deployed worldwide, Westell is a trusted partner for transforming networks into high-quality reliable systems. For more information, please visit www.westell.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained herein that are not historical facts or that contain the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “plan,” “should,” or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties.  Actual results may differ materially from those expressed in or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, customer spending patterns, need for financing and capital, economic weakness in the United States (“U.S.”) economy and telecommunications market, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions, and the imposition of new, or changes in existing duties and tariffs), the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the ability to successfully consolidate and rationalize operations, the ability to successfully identify, acquire and integrate acquisitions, the effect of the Company's accounting policies, retention of key personnel and other risks more fully described in the Company's SEC filings, including the Form 10-K for the fiscal year ended March 31, 2018, under Item 1A - Risk Factors.  The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.

Westell Technologies, Inc.
Condensed Consolidated Statement of Operations
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended				Six months ended
	September 30,	June 30,	September 30,		September 30,	September 30,
	2018	2018	2017		2018	2017
Revenue	$10,106	$13,037	$17,232		$23,143	$33,806
Cost of revenue	5,913	7,102	9,957		13,015	19,764
Gross profit	4,193	5,935	7,275		10,128	14,042
Gross margin	41.5%	45.5%	42.2%		43.8%	41.5%
Operating expenses:
R&D	1,843	1,432	2,205		3,275	4,481
Sales and marketing	1,876	2,137	1,992		4,013	4,328
General and administrative	1,400	1,534	1,809		2,934	3,520
Intangible amortization	832	990	1,048		1,822	2,095
Restructuring	—	—	165	(1)	—	165	(1)
Total operating expenses	5,951	6,093	7,219		12,044	14,589
Operating profit (loss)	(1,758)	(158)	56		(1,916)	(547)
Other income, net	165	119	677	(2)	284	720	(2)
Income (loss) before income taxes	(1,593)	(39)	733		(1,632)	173
Income tax benefit (expense)	(10)	—	(13)		(10)	(25)
Net income (loss) from continuing operations	(1,603)	(39)	720		(1,642)	148
Income (loss) from discontinued operations (3)	(138)	—	—		(138)	—
Net income (loss)	$(1,741)	$(39)	$720		$(1,780)	$148

Basic net income (loss) per share:
Basic net income (loss)	$(0.11)	$—	$0.05		$(0.11)	$0.01
Diluted net income (loss)	$(0.11)	$—	$0.05		$(0.11)	$0.01
Weighted-average number of common shares outstanding:
Basic	15,583	15,632	15,461		15,602	15,471
Diluted	15,583	15,632	15,672		15,602	15,638

(1) During the quarter ended September 30, 2017, the Company recorded restructuring expense related to severance costs for terminated employees.
(2) During the quarter ended September 30, 2017, the Company dissolved the NoranTel legal entity which triggered a one-time $0.6 million foreign currency gain with the reversal of the cumulative translation adjustment.
(3) During the quarter ended September 30, 2018, the Company recorded indemnification expense related to probable loss contingencies associated with a major customer contract related to a business which was previously sold and therefore is presented as discontinued operations.

Westell Technologies, Inc.
Condensed Consolidated Balance Sheet
(Amounts in thousands)

	September 30, 2018 (Unaudited)	March 31, 2018
Assets
Cash and cash equivalents	$28,471	$24,963
Short-term investments	—	2,779
Accounts receivable, net	6,957	8,872
Inventories	10,370	9,222
Prepaid expenses and other current assets	1,131	816
Total current assets	46,929	46,652
Land, property and equipment, net	1,463	1,601
Intangible assets, net	9,613	11,435
Tax receivable, non-current	697	697
Other non-current assets	73	74
Total assets	$58,775	$60,459
Liabilities and Stockholders’ Equity
Accounts payable	$2,822	$1,903
Accrued expenses	3,235	3,328
Accrued restructuring	—	63
Deferred revenue	1,095	1,790
Total current liabilities	7,152	7,084
Deferred revenue non-current	557	846
Other non-current liabilities	241	234
Total liabilities	7,950	8,164
Total stockholders’ equity	50,825	52,295
Total liabilities and stockholders’ equity	$58,775	$60,459

Westell Technologies, Inc.
Condensed Consolidated Statement of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three months ended September 30,		Six months ended September 30,
	2018		2018		2017
Cash flows from operating activities:
Net income (loss)	$(1,741)		$(1,780)		$148
Reconciliation of net income (loss) to net cash used in operating activities:
Depreciation and amortization	971		2,113		2,526
Stock-based compensation	295		586		672
Loss on sale of fixed assets	1		1		8
Restructuring	—		—		165
Gain on disposal of foreign operations	—		—		(608)	(1)
Exchange rate loss (gain)	(9)		1		(6)
Changes in assets and liabilities:
Accounts receivable	3,619		1,914		1,025
Inventory	(643)		(1,148)		2,528
Accounts payable and accrued expenses	746		770		(2,306)
Deferred revenue	(463)		(655)	(2)	(1,477)
Prepaid expenses and other current assets	152		(315)		375
Other assets	1		1		73
Net cash provided by (used in) operating activities	2,929		1,488		3,123
Cash flows from investing activities:
Net maturity (purchase) of short-term investments	1,346		2,779		(5,011)
Purchases of property and equipment, net	(103)		(153)		(254)
Net cash provided by (used in) investing activities	1,243		2,626		(5,265)
Cash flows from financing activities:
Purchase of treasury stock	(200)		(605)		(456)
Net cash provided by (used in) financing activities	(200)		(605)		(456)
Gain (loss) of exchange rate changes on cash	2		(1)		20
Net increase (decrease) in cash and cash equivalents	3,974		3,508		(2,578)
Cash and cash equivalents, beginning of period	24,497	(3)	24,963	(3)	21,778
Cash and cash equivalents, end of period	$28,471		$28,471		$19,200	(3)

(1) During the quarter ended September 30, 2017, the Company dissolved the NoranTel legal entity which triggered a one-time $0.6 million foreign currency gain with the reversal of the cumulative translation adjustment.
(2) Includes the cumulative effect adjustment of the ASC 606 adoption.
(3) As of June 30, 2018, March 31, 2018, and September 30, 2017, the Company had $1.3 million, $2.8 million and $5.0 million, respectively, of short-term investments in addition to cash and cash equivalents.

Westell Technologies, Inc.
Segment Statement of Operations
(Amounts in thousands)
(Unaudited)

Sequential Quarter Comparison

	Three months ended September 30, 2018				Three months ended June 30, 2018
	IBW	ISM	CNS	Total	IBW	ISM	CNS	Total
Total revenue	$3,646	$2,646	$3,814	$10,106	$3,557	$5,744	$3,736	$13,037
Gross profit	1,692	1,422	1,079	4,193	1,662	2,948	1,325	5,935
Gross margin	46.4%	53.7%	28.3%	41.5%	46.7%	51.3%	35.5%	45.5%
R&D expenses	867	558	418	1,843	522	569	341	1,432
Segment profit	$825	$864	$661	$2,350	$1,140	$2,379	$984	$4,503

Year-over-Year Quarter Comparison

	Three months ended September 30, 2018				Three months ended September 30, 2017
	IBW	ISM	CNS	Total	IBW	ISM	CNS	Total
Total revenue	$3,646	$2,646	$3,814	$10,106	$7,919	$4,730	$4,583	$17,232
Gross profit	1,692	1,422	1,079	4,193	3,650	2,219	1,406	7,275
Gross margin	46.4%	53.7%	28.3%	41.5%	46.1%	46.9%	30.7%	42.2%
R&D expenses	867	558	418	1,843	1,443	523	239	2,205
Segment profit	$825	$864	$661	$2,350	$2,207	$1,696	$1,167	$5,070

Westell Technologies, Inc.
Reconciliation of GAAP to non-GAAP Financial Measures
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended			Six months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
GAAP consolidated operating expenses	$5,951	$6,093	$7,219	$12,044	$14,589
Adjustments:
Stock-based compensation (1)	(284)	(279)	(345)	(563)	(650)
Amortization of intangibles (2)	(832)	(990)	(1,048)	(1,822)	(2,095)
Restructuring, separation, and transition (3)	—	—	(165)	—	(165)
Total adjustments	(1,116)	(1,269)	(1,558)	(2,385)	(2,910)
Non-GAAP consolidated operating expenses	$4,835	$4,824	$5,661	$9,659	$11,679

	Three months ended			Six months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
GAAP consolidated net income (loss)	$(1,741)	$(39)	$720	$(1,780)	$148
Less:
Income tax benefit (expense)	(10)	—	(13)	(10)	(25)
Other income, net	165	119	677	284	720
Discontinued operations (4)	(138)	$—	$—	(138)	$—
GAAP consolidated operating profit (loss)	$(1,758)	$(158)	$56	$(1,916)	$(547)
Adjustments:
Stock-based compensation (1)	295	291	342	586	672
Amortization of intangibles (2)	832	990	1,048	1,822	2,095
Restructuring, separation, and transition (3)	—	—	165	—	165
Total adjustments	1,127	1,281	1,555	2,408	2,932
Non-GAAP consolidated operating profit (loss)	$(631)	$1,123	$1,611	$492	$2,385
Depreciation	139	152	201	291	431
Non-GAAP consolidated Adjusted EBITDA (5)	$(492)	$1,275	$1,812	$783	$2,816

	Three months ended			Six months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
GAAP consolidated net income (loss)	$(1,741)	$(39)	$720	$(1,780)	$148
Adjustments:
Stock-based compensation (1)	295	291	342	586	672
Amortization of intangibles (2)	832	990	1,048	1,822	2,095
Restructuring, separation, and transition (3)	—	—	165	—	165
Discontinued operations (4)	138	—	—	138	—
Foreign currency translation adjustment (6)	—	—	(608)	—	(608)
Total adjustments	1,265	1,281	947	2,546	2,324
Non-GAAP consolidated net income (loss)	$(476)	$1,242	$1,667	$766	$2,472
GAAP consolidated net income (loss) per common share:
Diluted	$(0.11)	$—	$0.05	$(0.11)	$0.01
Non-GAAP consolidated net income (loss) per common share:
Diluted	$(0.03)	$0.08	$0.11	$0.05	$0.16
Average number of common shares outstanding:
Diluted	15,583	15,748	15,672	15,713	15,638
The Company conforms to U.S. Generally Accepted Accounting Principles (GAAP) in the preparation of its financial statements. The schedules above reconcile the Company's non-GAAP financial measures to the most directly comparable GAAP measure. The adjustments share one or more of the following characteristics: they are unusual and the Company does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company's control. Management believes that the non-GAAP financial information provides meaningful supplemental information to investors. Management also believes the non-GAAP financial information reflects the Company's core ongoing operating performance and facilitates comparisons across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results. Non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.
Footnotes:

(1) Stock-based compensation is a non-cash expense incurred in accordance with share-based compensation accounting standards.
(2) Amortization of intangibles is a non-cash expense arising from previously acquired intangible assets.
(3) Restructuring, separation, and transition expenses are not directly related to the ongoing performance of our fundamental business operations.
(4) During the quarter ended September 30, 2018, the Company recorded indemnification expense related to probable loss contingencies associated with a major customer contract related to a business which was previously sold and therefore is presented as discontinued operations.
(5) EBITDA is a non-GAAP measure that represents Earnings Before Interest, Taxes, Depreciation, and Amortization. The Company presents Adjusted EBITDA.
(6) Non-recurring foreign currency translation gain related to the wind-up of the NoranTel legal entity during the quarter ended September 30, 2017.

For additional information, contact:

Tom Minichiello Chief Financial Officer Westell Technologies, Inc. +1 (630) 375 4740 tminichiello@westell.com